Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38429) pertaining to the Stock Option Plan of Magellan Petroleum Corporation of our report dated September 3, 1997 except for Note 2(a), as to which the date is September 15, 1997, with respect to the consolidated financial statements of Magellan Petroleum Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1997.



                                              ERNST & YOUNG LLP





Hartford, Connecticut
September 15, 1997